UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under Rule 14a-12

MERIDIAN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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9 Old Lincoln Highway
Malvern, PA 19355

NOTICE OF ANNUAL MEETING
To Be Held on June 17, 2021

TO THE SHAREHOLDERS OF MERIDIAN CORPORATION:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Meridian Corporation (the “Corporation”) will be held at 9 Old Lincoln Highway, Malvern, PA, 19355 at10:00 a.m., Thursday, June 17, 2021, for the purpose of considering and acting upon the following proposals:
(1)
to elect two (2) directors as “Class A” directors of the Board, to serve a three-year term expiring in 2024;

(2)
to approve and adopt an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 10,000,000 shares to 25,000,000 shares;

(3)
to ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2021; and

(4)
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 23, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.
Additional financial information relating to Meridian Corporation is contained in our audited financial statements for the fiscal year ended December 31, 2020 and report on Form 10-K.
BY ORDER OF THE BOARD OF DIRECTORS
Michael Curry, Corporate Secretary
Malvern, Pennsylvania
April 30, 2021
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on June 17, 2021
This Proxy Statement and the Corporation’s annual report to security holders on Form 10-K for the year ended December 31, 2020 are available at www.envisionreports.com/MRBK.You are cordially invited to attend the Corporation’s 2021 Shareholder meeting. You are urged to mark, sign, date, and mail your proxy card promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. You may also vote by telephone or electronically via the internet. For more detailed instructions on the meeting and voting, refer to the section “Information About The Annual Meeting And Voting” on the initial page of the enclosed proxy statement.

PROXY STATEMENT
2021 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to shareholders of Meridian Corporation (the “Corporation” or “Meridian”) in connection with the solicitation by the Board of Directors, on behalf of the Corporation, of proxies to be used at the Corporation’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 17, 2021 at 10:00 a.m., and at any adjournments thereof.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on June 17, 2021
This Proxy Statement and the Corporation’s annual report to security holders on Form 10-K for the year ended December 31, 2020 are available at www.envisionreports.com/MRBK or by following the instructions on the Corporation’s Notice and Access card.
We use the “Notice and Access” method of providing proxy materials to you via the Internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our Proxy Statement and annual report to shareholders on Form 10-K for the year ended December 31, 2020, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, that was mailed to our shareholders on April 30, 2021, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also includes instructions on how to submit your proxy via the Internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.
If your shares are held by a brokerage house or other custodian, nominee or fiduciary in “street name,” you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials and provide voting instructions by completing the enclosed voting instruction form and returning it using the addressed, postage paid envelope included with the Notice and Access card. Alternatively, if you receive paper copies, many intermediaries direct their beneficial holders to provide voting instructions via the Internet or by telephone. If your shares are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
We provided a Notice and Access card regarding the availability of proxy materials because the Board of Directors of Meridian Corporation is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return your proxy card. You may also vote by telephone or electronically via the internet. We provided the Notice and Access card and are making this proxy statement, the accompanying proxy card, and our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2020, available electronically to all shareholders of record entitled to vote at the Annual Meeting. The information contained in this proxy statement is as of April 23, 2021. These proxy materials are first being furnished to shareholders on or about April 30, 2021.
Who is entitled to vote at the Annual Meeting?
To be able to vote, you must have been a shareholder on April 23, 2021, the record date on which we determined shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the close of business on the Record Date, Meridian had 6,167,695 shares of common stock issued and outstanding.
Shareholder of Record: Shares Registered in Your Name.   If, at the close of business on the Record Date, your shares were registered directly in your name, then you are a shareholder of record. As a shareholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent.   If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.
As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. However, since you are not the shareholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.
What am I being asked to vote on?
There are three matters scheduled for a vote at the Annual Meeting: (1) the election of two “Class A” members of the Board of Directors to hold office until our 2024 Annual Meeting of Shareholders; (2) to act upon a proposal to approve and adopt an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 10,000,000 shares to 25,000,000 shares; and (3) the ratification of the appointment of Crowe, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2021.
How many votes do I have?
Each holder of common stock is entitled to one (1) vote per share held. There is no cumulative voting for the election of the directors. Each share of common stock is entitled to cast only one (1) vote for each nominee. For example, if a shareholder owns 10 shares of common stock and nominations have been made for three director positions, he or she may cast up to 10 votes for each of the positions to be elected. As of the Record Date, a total of 6,167,695 votes may be cast at the Annual Meeting.
What is a quorum?
For a proposal to be considered at the Annual Meeting, a quorum must be present. The presence, or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Abstentions and “broker non-votes” (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote at the meeting. If there is no quorum, the chairperson of the meeting, or a majority of the votes present at the meeting, may adjourn the meeting to another date. If a meeting to elect directors is adjourned twice, those who attend the second adjourned meeting will be a quorum for the purpose of electing directors, even though they are less than a normal quorum.
At any adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting if a quorum had been present.
What vote is required?
For the election of directors, the candidates receiving the highest number of “For” votes, in person or by proxy, up to the number of directors to be elected, shall be elected.
For the proposal to approve and adopt an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 10,000,000 shares to 25,000,000 shares and the proposal to ratify the appointment of Crowe, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2021, “For” votes must be received by a majority of the votes cast in person or by proxy.
How do I vote?
For the election of directors, you may either vote “For” each of the three nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows.
Shareholder of Record: Shares Registered in Your Name.   If you are a shareholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
To vote by proxy, simply complete, sign, and date the accompanying proxy card. Return it promptly in the envelope provided. You may also vote by telephone or electronically via the internet. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent.   If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. Simply complete and mail the voting instruction card to ensure that your vote is counted.
If you are a registered holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote them at the meeting, you must obtain a proxy issued in your name from the record holder (for example, your broker). We recommend that you vote your shares in advance as described above so that your vote will be counted.
What if I return a proxy card but do not make specific choices?
If you are a registered shareholder and return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director in “Class A” and in favor of the all items being approved or ratified. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.
What if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.
Who will count the votes and how will my vote(s) be counted?
Votes will be counted by the judge of elections appointed for the Annual Meeting. The judge of elections will separately count “For” and “Withhold” for the election of each director. The judge of election will also count “For” and “Against” votes for any proposals other than the election of directors. The judge of elections will also count any abstentions and broker non-votes on each matter. Abstentions and broker non-votes will have no effect on the outcome of the election of a director or any other proposal.
If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from that organization holding your account, including instructions on how to instruct your broker, bank, or other agent to vote your shares, and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters as determined in accordance with NYSE Rule 452 by The New York Stock Exchange. A “broker non-vote” results on a matter when your broker or nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee may not have discretionary voting power with respect to Proposal No. 1 and Proposal No. 2 to be considered at this meeting. You may not vote shares held in street name at the Annual Meeting unless you obtain a legal proxy from that organization holding your account.
Can I change my vote after I have voted?
Yes. You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
1.
You may submit another properly completed proxy with a later date.

2.
You may send a written notice that you are revoking your proxy to our Corporate Secretary at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355.

3.
You may attend the Annual Meeting and vote (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.
How and when may I submit a shareholder proposal for the 2022 Annual Meeting of Shareholders?
If you wish to present a proposal for consideration at our 2022 Annual Meeting of Shareholders and you want it to be included in our proxy statement and form of proxy card for that meeting in accordance with the rules of the Securities and Exchange Commission, you must send written notice of your proposal to our Corporate Secretary so that we receive it no later than December 31, 2021. If you want to present a proposal at the Annual Meeting but do not want it in our proxy materials, the proposal may be brought before the Annual Meeting so long as we receive notice of the proposal 5 days prior to the meeting, as specified by our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than the above date.
Whether or not you want us to include a proposal in our proxy statement, you must give written notice of the proposal to our Corporate Secretary no later than 5 days before the scheduled date of our 2022 Annual Meeting.
To be eligible for consideration at the meeting, your notice of the proposal must state in writing:
(i)
a brief description of the proposal, you are presenting it and why it should be adopted;

(ii)
your name and address as they appear on our shareholder records;

(iii)
the class and number of our shares you own, in your name or beneficially in another name and;

(iv)
any material interest you have in connection with the proposal or its adoption.

The chairperson of the meeting may determine whether a proposal was made in accordance with this required procedure. If the chairperson decides that the proposal was not made properly, the chairperson will state that at the meeting and the defective proposal will be disregarded and laid over for action at the next shareholder meeting that is held at least 30 days after the meeting where the proposal was rejected for this reason.
If a shareholder proposal is presented at the 2022 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on March 15, 2022. Pursuant to SEC Rule 14a-4(c)(2), if we receive timely notice of a proposal, our management proxies may still exercise discretion to vote on a matter if permitted by that rule and if we include in our proxy statement for the meeting a description of the matter and how the management proxies intend to exercise their discretion to vote.
How may I communicate with the Board of Directors?
Please send any shareholder proposals or notices of proposals, any nominations for director, and any communications from any interested parties in writing, addressed to our Board of Directors, to our Corporate Secretary at 9 Old Lincoln Highway, Malvern, Pennsylvania 19355. The Corporate Secretary will relay shareholder communications to Board members.
Who will bear the cost of soliciting proxies?
We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing, and distribution of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by our directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported on Form 8-K to the Securities and Exchange Commission within four business days of the Annual Meeting.
What is the recommendation of the Board of Directors?
If you are the record holder of your shares and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.
The Board of Directors recommends a vote “FOR” Proposal No. 1, to elect Robert M. Casciato and Kenneth H. Slack as “Class A” directors to serve until the 2024 Annual Meeting of shareholders or until their successors are duly elected and qualified; “For” Proposal No. 2, to approve and adopt an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 10,000,000 shares to 25,000,000 shares; and “FOR” Proposal No. 3, to ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2021. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of April 23, 2021, Meridian had 6,167,695 shares of common stock issued and outstanding. The following is information with respect to the beneficial ownership of Meridian common stock as of April 23, 2021 by each person or entity known by us to be beneficial owner of more than 5% of outstanding common stock, each of the executive officers of Meridian, each director, and all directors and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and information supplied to us by such person or entity. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the address for each shareholder listed below is c/o Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19335.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage of Class(2)
Christopher J. Annas(3)	235,064	3.81%
Joseph L. Cafarchio	20,725	0.34%
Robert M. Casciato	82,129	1.33%
George C. Collier	31,193	0.51%
Robert T. Holland	34,301	0.56%
Edward J. Hollin	23,788	0.39%
Anthony M. Imbesi(4)	185,182	3.00%
Charles D. Kochka	17,225	0.28%
Denise Lindsay	52,615	0.85%
Randy J. McGarry	5,500	0.09%
Kenneth H. Slack	33,222	0.54%
Meridian Corporation Employee Stock Ownership Plan	105,735	1.71%
Current Directors, Nominees & Executive Officer as a Group (11 persons)	826,679	13.40%
Principal Shareholders (not otherwise named above)
The Banc Funds Company, LLC(5)	515,155*	8.35%
Ategra Capital Management(6)	428,111*	6.94%
Vanguard Group, Inc.(7)	309,851*	5.02%

(1)
Includes shares which may be held in IRAs for which the named individual has the power to vote the shares. Beneficial ownership does not include the unvested portion of stock awards due to lack of voting and disposition power, unless such award will vest within sixty days of April 23, 2021.

(2)
Shares noted with * represent beneficial ownership as of December 31, 2020.

(3)
Mr. Annas’ beneficial ownership does not include unvested restricted stock of 10,000 shares.

(4)
Mr. Imbesi’s beneficial ownership includes interests owned by Patriarch Investments LP, for which he owns 24.9975% and is the trustee.

(5)
The address of the Banc Funds Company LLC is 20 North Wacker Drive, Chicago, Illinois, 60606.

(6)
The address of Ategra Capital Management is 8229 Boone Blvd, Suite 305, Vienna, Virginia 22182.

(7)
The address of Vanguard Group is 100 Vanguard Boulevard Suite V26 Malvern, PA 19355.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
The Bylaws of Meridian Corporation provide that its business and affairs shall be managed by a Board of not less than five (5) and no more than fifteen (15) persons. Meridian’s Board, as provided in its Bylaws, presently consists of eight (8) members divided into three (3) classes. Also provided in its Bylaws, at every annual meeting of Meridian, the shareholders will be asked to vote for each of the directors by class up for election. Each director, when elected, will hold office for a three-year term until a successor is elected and qualified. If any nominee should die, resign or become disqualified, the vacancy may be filled as determined by the remaining members of the Board in accordance with the Bylaws of Meridian.
There is no cumulative voting for the election of the directors. Each share of common stock is entitled to cast only one (1) vote for each nominee. For example, if a shareholder owns ten (10) shares of common stock and nominations have been made for three director positions, he or she may cast up to ten (10) votes for each of the three positions to be elected.
For the election of directors, the candidates receiving the highest number of “For” votes, in person or by proxy, up to the number of directors to be elected, shall be elected
Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted “FOR” the election of the nominees named below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF THE THREE NOMINEES NAMED BELOW
Set forth below is certain information as of April 23, 2021 concerning the nominees for election as director and each other member of the Corporation’s Board of Directors. The persons nominated have consented to serve, and have served previously as Directors of Meridian Corporation.
The following individuals have been nominated by the Board for election at the Annual Meeting as “Class A” directors of the Board, to serve a three-year term expiring in 2024:
Robert M. Casciato (Age 69)—Mr. Casciato is a founding partner and sole owner of Alliance Environmental Systems, Inc., a West Chester company that was established in 1994. Alliance Environmental provides environmental remediation, selective demolition, structural demolition and asbestos abatement in the Mid-Atlantic region. Alliance was named Business of the Year in 2003 by the Chamber of Commerce of Greater West Chester. Mr. Casciato is also a partner in the RMC/SDI Real Estate Partnership, located in West Chester, specializing in brownfields redevelopment in Chester County. Mr. Casciato is the past Treasurer of the French and Pickering Creeks Conservation Trust. Mr. Casciato has served as a director of the Corporation since 2004. The Board believes that Mr. Casciato’s expertise in environmental matters and the real estate industry, along with his years of service as a director of the Corporation, provides the qualifications and skills for him to serve as a Meridian Corporation director.
Kenneth H. Slack (Age 78)—Mr. Slack is a recently retired partner of Stephano Slack LLC, a public accounting firm that provides both local and international clients with financial reporting, tax and business advisory services. Mr. Slack has been in public accounting in the West Chester area for more than 30 years. Prior to that, he worked many years in the manufacturing and distribution industries as a senior financial executive in Pennsylvania and Florida. Mr. Slack currently serves on several local boards including the Chester County Hospital and The Foundation Board of the Chester County Chamber of Business & Industry, and previously on the Delaware County Attorney-CPA Forum, Camp Cadet of Chester County, and the United Way of Chester County, where he was a past Treasurer. He is a member of the AICPA, PICPA and FICPA. Mr. Slack has served as a director of the Corporation since 2004. The Board believes that Mr. Slack’s expertise in financial matters and industry knowledge, along with his years of service as a director of the Corporation, provides the qualifications and skills for him to serve as a Meridian Corporation director.

Directors Continuing in Office
Christopher J. Annas (Age 65)—Mr. Annas is the founder, Chairman, President and CEO of the Corporation. Prior to starting Meridian, Mr. Annas was the President, CEO and co-founder of Stonebridge Bank, West Chester, PA. Mr. Annas has over 30 years of banking experience in various commercial lending capacities. Prior to Stonebridge, Mr. Annas served as Regional Vice President for Summit Bank, leading the small business lending effort in the Delaware Valley. During his tenure at Summit Bank, he managed their large corporate lending effort in Pennsylvania and Southern New Jersey, as well as their media communications business nationally. Mr. Annas currently serves on the Foundation Board of Paoli Hospital and on the Community Bank Council of the American Bankers Association. He is a former board member of the Chester County Chamber of Business and Industry and former board member of the Peoples Light and Theatre. Mr. Annas has served as a director of the Corporation since 2004. The Board believes that Mr. Annas’ career in banking, including his position as Chairman, President and CEO of the Corporation, gives him the qualifications and skills to serve as a Meridian Corporation director.
George C. Collier (Age 74)—Mr. Collier is the Executive Vice President, Chief Financial Officer and Director of Streamlight, Inc., a leading manufacturer of high-performance lighting equipment for professional firefighting, law enforcement, industrial and outdoor applications. Mr. Collier is active in the National Fallen Firefighters and Concerns of Police Survivors (COPS) organizations, which are national support groups for survivors of firefighters and policemen who have died on the job. Mr. Collier has served as a director of the Corporation since 2004. The Board believes that Mr. Collier’s managerial and financial experience, as well as his connections and knowledge of the communities the Corporation serves, provide him the qualifications and skills to serve as a Meridian Corporation director.
Robert T. Holland (Age 72)—Mr. Holland is the Corporation’s Lead Independent Director. He is the Principal of the Holland Advisory Group, LLC, a management consulting firm, and is a Group Chair with Vistage International, a CEO mentoring and coaching organization. Mr. Holland founded c.p. Allstar Corporation, a manufacturer of garage door and gate openers and remote radio control devices in 1997 and sold the business in 2007. Prior to starting c.p. Allstar Corporation, Mr. Holland was the Chief Financial Officer of a publicly traded diversified manufacturing company for seven years. Prior to that time, Mr. Holland was a managing partner in MacDade Abbott & Co., a regional accounting firm headquartered in Paoli, PA, for 15 years. Mr. Holland served on the West Goshen Planning Commission for 28 years and serves on the West Goshen Pension Board. He holds board positions for several not for profit and charitable organizations. Mr. Holland is a Certified Public Accountant and member of the AICPA and PICPA. Mr. Holland has served as a director of the Corporation since 2004. The Board believes that Mr. Holland’s extensive managerial experience, including his financial accounting background and experience, provides the qualifications and skills for him to serve as a Meridian Corporation director.
Edward J. Hollin (Age 67)—Mr. Hollin is shareholder, member of the executive committee and chief operating officer of Riley Riper Hollin & Colagreco, a suburban Philadelphia law firm headquartered in Exton, Pennsylvania. Founded in 1984, Riley Riper Hollin & Colagreco focuses its practice on real estate, commercial transactions, litigation, labor law and estate and business planning, representing some of the largest homebuilders and commercial real estate developers in the country, as well as a variety of financial institutions and entrepreneurs. Mr. Hollin serves on boards and committees of several local organizations, including the Delaware Valley Chapter of the Cystic Fibrosis Foundation, One Independence Place Condominium Association, the Chester County Industrial and Investment Council, and is solicitor for South Eastern Economic Development Company of Pennsylvania, a non-profit SBA certified development company. Mr. Hollin has served as a director of the Corporation since 2004. The Board believes that Mr. Hollin’s legal background, combined with his knowledge of the real estate industry, gives him the qualifications and skills to serve as a Meridian Corporation director.
Anthony M. Imbesi (Age 47)—Mr. Imbesi is Vice President of Patriarch Management, a private real estate investment firm which owns, manages, and develops commercial real estate. He also is a member of the Drexel Lebow School Finance Advisory Council. In addition, Mr. Imbesi is a trustee for the Patriarch Family Foundation, which supports education, health, and well-being in the Delaware Valley. Mr. Imbesi is a graduate of Villanova University and received his MBA from Drexel University. Mr. Imbesi has served as a director of the Corporation since 2005. The Board believes that Mr. Imbesi’s business experience and his knowledge of the real estate development industry, along with his years of service as a director provides him the qualifications and skills to serve as a Meridian Corporation director.
Denise Lindsay (Age 54)—Ms. Lindsay is the Executive Vice President and Chief Financial Officer of the Corporation. Ms. Lindsay is responsible for financial reporting, investor relations, risk management, asset-liability management, treasury, forecasting and budgeting. Before joining the Corporation, Ms. Lindsay was the Vice President and Controller of DNB First from 1992 to 2004. Prior to that time, she was a Senior Accountant for KPMG, LLP. Ms. Lindsay served as Chairman of the Board of Advisors for the Upper Main Line YMCA and in that capacity also serves on the Association Board of the YMCA of Greater Brandywine through December 2020. Ms. Lindsay is a former member of the Advisory Board of the Federal Home Loan Bank—Philadelphia region. Ms. Lindsay has 30 years’ experience in bank financial management, is a Certified Public Accountant, a member of the Financial Managers Society and PICPA. Ms. Lindsay has served as a director of the Corporation since 2009. The Board believes that Ms. Lindsay’s financial, business and public accounting experience, as well as her career in banking, provides the qualifications and skills for her to serve as a Meridian Corporation director.
EXECUTIVE OFFICERS
The following list sets forth the names of the non-director executive officers of the Corporation, and other significant employees of the Corporation, their respective ages, positions held, recent business experience with the Corporation, and the period they have served in their respective capacities.
Joseph L. Cafarchio (Age 64)—Mr. Cafarchio is the Executive Vice President and Chief Credit Officer of the Corporation, a position he has held since January 2017. Mr. Cafarchio is responsible for all aspects of credit underwriting and administration. Prior to joining the Corporation, he spent four years at the Federal Reserve Bank of Philadelphia and has 36 years’ experience in commercial lending in the Philadelphia area. He graduated cum laude from the University of Pennsylvania in 1983 with a Bachelor of Business Administration. He is a former board member of the West Chester Area YMCA, the East Side Little League and was Charter President of the Exton Exchange Club. Mr. Cafarchio also plays the saxophone in several local bands and volunteers for various charities and music fundraisers. He currently serves as a board member of The Fischer-Shain Center for Financial Services at Temple University’s Fox School of Business.
Charles D. Kochka (Age 64)—Mr. Kochka is the Executive Vice President and Chief Lending Officer of the Corporation. Mr. Kochka is responsible for all commercial and consumer lending in the Corporation. Mr. Kochka started at Meridian Corporation in 2010 and has more than 41 years’ experience in commercial lending in the Delaware Valley. He graduated from Bucknell University in 1978 with a Bachelor of Arts degree in Economics. He currently volunteers for Seedcopa, where he sits on the Executive Committee and Loan Review Committee, for the United Way of Chester County, where he is a Director and past Board Chair and for the Arts and Business Council of Philadelphia, where he is a Board member. He is also a former Board Chair of the West Chester YMCA.
Randy J. McGarry (Age 53)—Mr. McGarry is the Executive Vice President and Chief Information Officer of the Corporation, responsible for executing technology and operational solutions aligned with corporate strategy. Prior to joining Meridian, Mr. McGarry was Managing Director at Automated Financial Systems in Exton, PA. Mr. McGarry has over 25 years of banking experience with expertise in IT strategy, technology architecture, network infrastructure, core system conversions and merger & acquisitions. Prior to Automated Financial Systems, Mr. McGarry served as an executive for Fox Chase Bank and Harleysville National Corporation and spent numerous years as the Chief Information Officer and Chief Operations Officer at Republic First Bancorp where he began his career in banking. Throughout his career, Mr. McGarry has led technology & operation teams to increase efficiencies, maximize resources and improve the customer experience. Mr. McGarry holds a Wharton Leadership Certificate from the ABA Stonier Graduate School of Banking, an MBA in Management Information Systems from Drexel University and a BS in Finance from Pennsylvania State University. Mr. McGarry is a member of the Philadelphia Chapter of Society for Information Management (SIM).

CORPORATE GOVERNANCE
Our Board of Directors believes that the purpose of corporate governance is to promote maximizing shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.
The structure of the Corporation’s Board leadership consists of a non-independent Chairman and Chief Executive Officer, Christopher Annas, the Board’s Lead Independent Director, Robert T. Holland, and a majority of independent non-employee directors. The independent directors of the Board meet separately in Executive Session after each regularly scheduled Board of Directors meeting without management present. Additionally, the Corporation has an active committee structure in which members of the Board of Directors attend and actively participate in the following committees: Loan Committee, Audit Committee, Compensation Committee, and Risk Management Committee. The active participation in these committees in addition to the monthly Board of Directors’ meetings provides the independent members of the Board the necessary insight into the daily operations of the Corporation. The Board believes that this Board leadership structure most effectively represents the best interests of the Corporation and its shareholders.
DIRECTOR INDEPENDENCE
The Corporation’s Lead Independent Director is appointed for a term of two years and, in consultation with the other independent directors, is responsible for:
•
providing the Chairman with input regarding the agendas and materials for the Board meetings;

•
meeting with the Chairman and independent directors as appropriate;

•
chairing all Board meetings at which the Chairman is not present, including executive sessions of the independent directors;

•
calling meetings of the independent directors as appropriate;

•
serving as an unofficial member of all Board committees of which he is not a member; and

•
performing such other duties that the Board may from time to time delegate.

Currently, our Board of Directors has 8 members. Under the rules adopted by the Securities and Exchange Commission (SEC) and Nasdaq Stock Market for independence, Robert M. Casciato, George C. Collier, Robert T. Holland, Edward J. Hollin, Anthony M. Imbesi and Kenneth H. Slack meet the standards for independence. These directors represent more than a majority of our Board of Directors.
Our Board of Directors determined that the following directors were not independent within the meaning of the rules and listing standards of the Nasdaq Stock Market: Christopher J. Annas, Chairman, President and Chief Executive Officer of the Corporation, and Denise Lindsay, Executive Vice President and Chief Financial Officer of the Corporation.
Our Board of Directors has determined that a lending relationship resulting from a loan made by the Corporation to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. Our Board of Directors also determined that maintaining with the Corporation a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by our Board of Directors regarding director independence include, but are not limited to, vendor or contractual relationships with directors or their affiliates.

MEETINGS OF THE BOARD AND ITS COMMITTEES
Loan Committee.   The members of the Loan Committee are: Christopher Annas, Joseph Cafarchio, Robert Casciato, Robert Holland, Edward Hollin, and Kenneth Slack. Mr. Casciato is Chair of the committee. During 2020, the committee met twelve times.
Risk Management Committee.   The Risk Management Committee is comprised of Christopher Annas, Denise Lindsay and Joseph Cafarchio, as well as all of the independent directors. Ms. Lindsay is Chair of the committee. During 2020, the committee met four times. The Risk Management Committee is responsible for overseeing our enterprise-risk management policies, commensurate with our capital structure, risk profile, complexity, size and other risk-related factors.
Compensation Committee.   The members of the Compensation Committee are: George Collier, Robert Holland and Kenneth H. Slack. Mr. Slack is Chair of the committee. During 2020, the committee met three times. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our executive officers and directors. Among other things, it is the responsibility of the Compensation Committee to: evaluate human resources and compensation strategies; review and approve objectives relevant to executive officer compensation; evaluate performance and determine the compensation of the Chief Executive Officer in accordance with those objectives; approve any changes to non-equity-based benefit plans involving a material financial commitment; recommend to the Board of Directors compensation for directors; prepare the Compensation Committee report required by SEC rules to be included in our annual report; and evaluate performance in relation to the Compensation Committee charter.
The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities. The charter is available on our website at www.meridianbanker.com. The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of Nasdaq for compensation committees.
Audit Committee.   The members of the Audit Committee are: Robert Holland, Anthony Imbesi and Kenneth Slack. Mr. Slack is Chair of the committee. During 2020 the committee met 15 times. For more information about the Audit Committee, see “AUDIT COMMITTEE” below.
Governance and Nominating Committee.   The Governance and Nominating Committee is comprised of all of the independent directors of the Board as it is the intention that this committee, as a whole, will be responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. Shareholders desiring to submit a candidate for consideration as a nominee of the Board must submit the same information with regard to the candidate as required to be included in the Corporation’s proxy statement with respect to nominees of the Board in addition to any information required by the Corporation’s bylaws. Shareholder recommendations should be submitted in writing to Corporate Secretary, Meridian Corporation, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355, between February 17, 2022 and March 19, 2022 to be considered as a nominee. Although the Board at this time does not utilize any specific written qualifications, guidelines, or policies in connection with the selection of director nominees, candidates must have a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the Corporation’s business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation. In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education, and backgrounds, and whether the candidate’s skills and experience are complementary to the skills and experience of other board members. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by the independent directors. The Governance & Nominating Committee is comprised of members who satisfy the applicable independence requirements of Nasdaq.
During 2020, the full Board met 12 times. All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has served as a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

The Corporation has no specific policy requiring directors to attend the Annual Meeting; however, director attendance is strongly encouraged. All current members of the Board of Directors were present at the 2020 Annual Meeting of Shareholders. It is anticipated that all current members of the Board of Directors will attend the 2021 Annual Meeting.
AUDIT COMMITTEE
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and risk assessment and risk management. The functions performed by the Audit Committee include the responsibilities to: annually review the audit committee charter and the committee’s performance; appoint, evaluate and determine the compensation of our independent auditors; review and approve the scope of the annual audit, the audit fee, the financial statements, significant accounting policy changes, material weaknesses identified by outside auditors or the internal audit function and risk management issues; prepare the audit committee report for inclusion in our proxy statement for our Annual Meeting; review disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information; assist the board of directors in monitoring our compliance with applicable legal and regulatory requirements; oversee investigations into complaints concerning financial matters, if any; and review other risks that may have a significant impact on our financial statements.
All members of the Audit Committee satisfy the applicable independence, financial literacy and other requirements of Nasdaq for audit committees. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from the Corporation. Applying these standards, the Board of Directors has determined that all the directors on the Audit Committee are independent.
The Board of Directors has determined that Mr. Slack meets the requirements adopted by the Nasdaq Stock Market for qualification as an “audit committee financial expert.” Mr. Slack has past employment experience providing him with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.
The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.meridianbanker.com.
Audit Committee Report to Board of Directors
The Audit Committee has discussed and reviewed the Corporation’s audited consolidated financial statements for 2020 with management and Crowe, LLP, the Corporation’s independent registered public accounting firm for the year ended December 31, 2020. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control. Crowe LLP is responsible for expressing an opinion about whether the Corporation’s consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles and obtaining an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting.
In discharging its responsibilities, the Audit Committee’s review of the Corporation’s consolidated financial statements for 2020 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such consolidated financial statements with management and Crowe LLP, as required by PCAOB Auditing Standard No. 1301, Communication with Audit Committees (as modified or supplemented) and the SEC.
The Audit Committee has considered the compatibility of non-audit services provided by Crowe LLP with the maintenance of the Corporation’s registered public accounting firm’s independence. Crowe LLP has provided written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its firm’s communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and Crowe LLP.
The Committee discussed with the Corporation’s internal auditors and Crowe LLP the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their understanding of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting process.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
Respectfully submitted,
THE AUDIT COMMITTEE
Kenneth H. Slack, Chairman
Robert T. Holland
Anthony M. Imbesi
EXECUTIVE COMPENSATION
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

The following table sets forth the compensation that the Corporation paid the named executive officers for the fiscal year ended December 31, 2020.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation	Total
Christopher Annas—Chairman,	2020	$465,000	$380,000	$75,045	$149,208	$1,069,253
President and CEO of the Corporation	2019	$450,000	$275,000	$73,425	$139,148	$937,573
Denise Lindsay—Chief Financial	2020	$259,900	$130,000	$37,523	$63,302	$490,725
Officer and EVP of the Corporation	2019	$251,500	$80,000	$36,713	$55,481	$423,694
Joseph Cafarchio—Chief	2020	$238,700	$46,000	$25,015	$53,296	$363,011
Credit Officer and EVP of the Corporation	2019	$231,000	$35,000	$24,475	$49,827	$340,302
Charlie Kochka—Chief Lending	2020	$226,600	$30,000	$25,015	$57,639	$339,254
Officer and EVP of the Corporation	2019	$222,000	$25,000	$14,685	$51,807	$313,492
Randy McGarry—Chief Information	2020	$221,500	$45,000	$15,009	$40,657	$322,166
Officer and EVP of the Corporation	2019	$215,000	$10,000	$4,895	$27,731	$257,626

(1)
We calculated these amounts using the provisions of ASC Topic 718. Amounts represent the aggregate grant date fair value of the applicable awards in the respective years noted above. See the “Stock-Based Compensation” Note to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended December 31, 2020, for the assumptions made in calculating these amounts.

The following table sets forth for each of the Corporation’s named executive officers information relating to payments that the Corporation made that are reflected in this column.
2020 ALL OTHER COMPENSATION TABLE
Name	Year	Perquisites & Other Personal Benefits(1) ($)	Insurance Premiums ($)	Company 401(k)/ESOP/ SERP Contributions ($)	Total ($)
Christopher Annas	2020	31,700	20,648	96,860	149,208
	2019	32,636	18,808	87,704	139,148
Denise Lindsay	2020	3,600	19,500	40,202	63,302
	2019	5,105	19,643	30,733	55,481
Joseph Cafarchio	2020	—	17,996	35,300	53,296
	2019	1,826	17,923	30,078	49,827
Charles Kochka	2020	355	19,698	37,586	57,639
	2019	354	20,475	30,978	51,807
Randy McGarry	2020	—	18,765	21,892	40,657
	2019	—	17,606	10,125	27,731

(1)
Includes country club benefits for Christopher Annas of $22,900 and $21,931 for 2020 and 2019, respectively.

The following table sets forth information on outstanding options and stock awards held by the named executive officers at December 31, 2020, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date
Chris Annas	21,000	—	$12.38	7/31/2024
	7,875	—	$14.29	9/30/2025
	21,000	—	$15.24	6/15/2026
	10,000	—	$19.00	7/27/2027
	11,250	3,750(a)	$17.80	5/24/2028
	7,500	7,500(b)	$17.01	6/3/2029
	3,750	11,250(c)	$18.00	11/4/2030
Denise Lindsay	7,000	—	$11.79	4/1/2023
	7,875	—	$15.24	6/15/2026
	5,000	—	$19.00	7/27/2027
	5,625	1,875(a)	$17.80	5/24/2028
	3,750	3,750(b)	$17.01	6/3/2029
	1,875	5,625(c)	$18.00	11/4/2030
Joseph Cafarchio	4,410	—	$11.79	4/1/2023
	2,100	—	$15.24	3/4/2026
	2,000	—	$19.00	5/8/2027
	3,750	1,250(a)	$17.80	5/24/2028
	2,500	2,500(b)	$17.01	6/3/2029
	1,250	3,750(c)	$18.00	11/4/2030
Charles Kochka	689	—	$11.79	4/1/2023
	1,050	—	$15.24	6/15/2026
	2,000	—	$19.00	5/8/2027
	3,750	1,250(a)	$17.80	5/24/2028
	1,500	1,500(b)	$17.01	6/3/2029
	1,250	3,750(c)	$18.00	11/4/2030
Randy McGarry	3,000	1,000(d)	$17.20	10/1/2028
	500	500(b)	$17.01	6/3/2029
	750	2,250(c)	$18.00	11/4/2030

(1)
The stock options reported in the column titled “Number of Securities Underlying Unexercised Options Unexercisable” vest and become exercisable on: (a) 5/4/21; (b) 6/3/22; (c) 11/4/23; and (d) 10/1/21.

The Corporation’s executive compensation program includes compensation and benefit components typical of programs among comparable banking and financial services companies in our local and regional marketplace.
General Information about Compensation and Our Basic Compensation Philosophy
The Corporation’s compensation philosophy is to provide competitive and reasonable compensation to directors and executive officers that compares favorably to other financial institutions of our size in the marketplace. Management and the Board believe that the overall performance of the Corporation is intrinsically tied to hiring and maintaining experienced talent in its workforce. To support this philosophy, the Corporation maintains competitive compensation packages that consist of salary, incentives and long-term stock awards and grants.
Set forth below is a description of our compensation program for the named executive officers and an explanation and analysis of the material elements of their compensation.

The Role of Our Compensation Committee
The Compensation Committee meets periodically during the course of the year. The Committee establishes and reviews compensation and benefit programs for the chief executive officer (CEO). The Committee strives to use programs that attract, retain, and compensate the CEO for short and long-term profitability and growth. The Committee reviews the annual compensation of the CEO. Compensation for the other named executive officers is established by the CEO in a similar manner.
Compensation Components and How They Are Set
The key components of our compensation program are base salary, discretionary incentive awards and long-term incentives. In addition to those key components, we also provide additional components of compensation. The nature of each of these benefits and our goals and reasons in granting them are discussed further below.
In determining our CEO’s compensation levels with respect to all of these components, the Committee uses its judgment and considers qualitative and quantitative factors. In setting levels of each component, the Committee considers factors such as: relevant industry compensation practices; the importance of the executive’s position to the Corporation compared to other executive positions; and the competitiveness of the compensation the Corporation pays the executive in comparison to other financial institutions in its peer group.
Key Compensation Components
Base Salary
The Corporation establishes base salaries for executive officers according to the scope of their responsibilities. It also considers compensation paid by its competitors for similar positions. For the Chief Executive Officer, the Committee considers the executive’s performance, the executive’s experience, and the Corporation’s financial performance. The Committee also considers the economic conditions and other external events affecting operations and compares compensation practices with those of the Corporation’s competitors.
Discretionary Incentive Awards
The Corporation provides discretionary bonuses to our executives and other employees to support and promote the pursuit of our organizational objectives and financial goals. The bonus amounts vary year-to-year based on the level and role, the contribution of the executive during the year as well as both individual and Bank performance, and recommendations are presented and approved by the Compensation Committee. For 2020, the Compensation Committee primarily considered the Corporation’s performance during 2020 in determining the CEO’s discretionary bonus, including, but not limited to loan growth over 50%, asset growth over 50%, net income and EPS increasing over 185%, return on equity of 28%, as well as improved core funding and strong loan quality in general. The CEO determines the discretionary bonus awards for each named executive officer other than the CEO and considered similar factors as discussed in the previous sentence.
Long-Term Incentive Program
The final major component of the executive compensation program is long-term incentive compensation such as stock options, restricted stock awards and retirement plans. We believe that a significant portion of executive compensation should be based on value created for our shareholders. We expect that long-term incentives will offer executives the possibility of future value depending on the long-term price appreciation of our common stock and the executives’ continuing service with us. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards.
EQUITY INCENTIVE PLAN
The Corporation maintains the 2016 Equity Incentive Plan (the “EIP”) that is administered by the Compensation Committee. Under the EIP, the Committee may grant incentive stock options, nonqualified stock options, restricted stock and restricted stock units. Within the limits of the EIP, the Committee has the authority to determine the employees or non-employee directors to whom equity awards are granted; the time or times at which an award is granted; and the amount and form of any such award grant. In making their determinations, the Committee may take into account the nature of the services rendered by the employee or non-employee director, their present and potential contributions to the Corporation’s success and other factors that the Committee deems relevant.
SUPPLEMENTAL EXECUTIVE RETIREMENT DEFERRED COMPENSATION PLAN
The Corporation also maintains a Supplemental Executive Retirement Plan (the “SERP”) for its senior officers, including the named executive officers. The SERP is a nonqualified deferred compensation arrangement, which is intended to provide additional benefits and deferral opportunities to participants. Eligible employees may defer portions of their compensation with the maximum amount up to 25% of the participant’s salary and 100% of the participant’s bonus or performance-based cash compensation. In addition, the SERP also permits the Corporation to make annual supplemental contributions or discretionary contributions to all or some of the eligible participants. On an annual basis our management determines the crediting rate for amounts contributed to the SERP.
RETIREMENT PLAN—401(K)
The Corporation maintains a tax-qualified 401(k) Plan. All employees are eligible to participate after they have attained the age of 21 and have also completed three consecutive months of employment with the Corporation. The employees may contribute up to the maximum percentage of their compensation allowable by law to the Plan. The Corporation may make a discretionary matching contribution. An employee is immediately fully vested in his or her own contributions. Vesting of employer discretionary matching contributions occurs in equal amounts each year over a six-year period.
EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
The Corporation maintains an Employee Stock Ownership Plan. All employees are eligible to participate after they have attained the age of 21 and have also completed three consecutive months of employment with the Corporation. Participants are neither permitted nor required to make contributions to the Plan. The Corporation matches contributions of cash or shares of Bank common stock, or both, to the Plan to participants who participate in the Meridian 401(k) Plan and are eligible to receive a matching contribution. Additional cash or shares of Bank common stock may also be contributed to all eligible employees in such amount as may be determined by the Board of Directors in its discretion. Contributions are 100% vested after three years of service. There is no partial vesting.
INSURANCE
All eligible full time employees of the Corporation are covered as a group by basic hospitalization, major medical, dental, long-term disability, term life and a prescription drug plan. The Corporation pays the total cost of long-term disability and term life insurance. For major medical, dental, and the prescription drug plan, cost sharing and a co-payment are required.
EXECUTIVE INCENTIVE, EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
The Corporation has entered into a written employment agreement with Mr. Annas. The term of Mr. Annas’ employment agreement is for a three (3) year period ending on March 28, 2022. The initial term shall be extended automatically for one (1) additional day so that a constant three (3) year period shall remain in effect until such time as either Mr. Annas or the Corporation notifies the other in writing of their intent not to renew the agreement. At that time, the term shall end on the third (3rd) anniversary of the receipt of the written notice. The employment agreement provides that Mr. Annas will be paid an annual base salary of $425,000 which may be reviewed and increased by the compensation committee. In addition, the employment agreement provides that Mr. Annas is also eligible to receive performance (cash) bonuses and equity awards and will participate in the benefit programs that are provided to our employees and other executives as well as the Supplemental Executive Retirement Plan (discussed above).

Mr. Annas may terminate his employment at any time upon 90 days’ written notice to the Corporation. The Corporation may terminate Mr. Annas’ employment for Cause, as defined, at any time. If Mr. Annas terminates for Good Reason (for example, a material diminution in his responsibilities or a reduction in his base salary, or a requirement to relocate his office outside the five (5) county area of Bucks, Montgomery, Chester, Delaware or Philadelphia) or is terminated by the Corporation without Cause, or change in control, he is entitled to receive a lump sum equal to 300% of his base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. In the event of a change in control, payments to Mr. Annas will be reduced such that no portion of the payments will not be deductible under Code Section 280G. Under the employment agreement, Mr. Annas is subject to noncompetition and non-solicitation provisions that apply during the term of the employment agreement and for a period of one year following termination of employment.
The Corporation has entered into a written employment agreement with Ms. Lindsay. The term of Ms. Lindsay’s employment agreement is for a two (2) year period ending on May 30, 2020. At the end of that term, the agreement automatically renews for successive two-year periods unless either Ms. Lindsay or the Corporation notifies the other of their intent not to renew the agreement. The employment agreement provides that Ms. Lindsay will be paid an annual salary of $225,000 with any increase constituting an amendment to her employment agreement. In addition, the employment agreement provides that Ms. Lindsay is also eligible to receive performance (cash) bonuses and equity awards and will participate in the benefit programs that are provided to our employees and other executives as well as the Supplemental Executive Retirement Plan (discussed above).
Ms. Lindsay may terminate her employment at any time upon 90 days’ written notice to the Corporation. The Corporation may terminate Ms. Lindsay’s employment for Cause, as defined, at any time. If Ms. Lindsay terminates for Good Reason or is terminated by the Corporation without Cause, or change in control, she is entitled to receive a lump sum equal to 200% of her base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. Under the employment agreement, Ms. Lindsay is subject to noncompetition and non-solicitation provisions that apply during the term of the employment agreement and for a period of up to one year following termination of employment.
On July 23, 2018, Meridian Bank (the “Bank”) entered into change of control and non-competition agreements (each, a “CIC Agreement”) with each of Joseph Cafarchio, the Corporation’s Chief Credit Officer and EVP, and Charlie Kochka, the Corporation’s Chief Lending Officer and EVP. The CIC Agreement provides that, if such executive’s employment with the Bank or its successor is terminated (i) by the Bank or its successor without cause (as defined in the CIC Agreement),excluding terminations due to such executive’s death or disability (as defined under the Bank’s long-term disability plan covering employees (or, if no such plan is in place, then as determined by a physician agreement to both the Bank and such executive or, if applicable, such executive’s legally authorized representative), (ii) by the Bank or its successor as a condition to the consummation of (or entry into, provided the transaction is consummated) the change in control (as defined in the CIC Agreement) transaction, or (iii) by such executive for “good reason” (as defined below) during the twenty-four (24) month period following the date that the change in control occurs, such executive shall be entitled to receive a lump sum equal to 100% of their base salary and performance bonus opportunity in effect as well as the replacement cost of any other benefits, including but not limited to medical, disability and life insurance. Under the CIC Agreement, each is subject to noncompetition and non-solicitation provisions for a period of up to one year following termination of employment.
DIRECTOR COMPENSATION
The Corporation compensates its non-employee directors for their service on our Board. Directors who are employed by The Corporation are not paid additional compensation for board or committee service. The Board establishes the compensation of the Corporation’s non-employee directors. Information relating to the compensation of the Corporation’s directors during 2020 is set forth below.

DIRECTOR COMPENSATION TABLE
Director	Fees Earned or Paid in Cash	Option Awards(1)	Total
Robert M. Casciato	$28,000	$2,037	$30,037
George C. Collier	$18,250	$2,037	$20,287
Robert T. Holland	$49,750	$2,037	$51,787
Edward J. Hollin	$25,000	$2,037	$27,037
Anthony M. Imbesi	$28,750	$2,037	$30,787
Kenneth H. Slack	$43,000	$2,037	$45,037

(1)
Amounts were calculated using the provisions of FASB ASC Topic 718 and represent the aggregate grant date fair value of the applicable awarded for the fiscal years ended December 31, 2020, for the assumptions made in calculating these amounts.

In addition to cash fees, non-employee directors were also eligible to receive compensation in the form of stock options under the Corporation’s 2016 Equity Incentive Plan. Options were granted, as noted in the above schedule, to outside directors in 2021 for the quarter ended December 31, 2020. Directors receive periodic fees based on the following schedule:
Quarterly Fees:
Retainer (all members)	$4,000
Lead Independent Director	$3,000
Audit Committee Chair	$3,000
Loan Committee Chair	$3,000
Compensation Committee Chair	$2,000
Per-Meeting Attendance Fees (non-chair):	$750
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Corporation makes loans to executive officers and directors of the Corporation in the ordinary course of its business. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Corporation from making loans to executive officers and directors of the Corporation or the Corporation at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Corporation. The Corporation’s policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, at December 31, 2020, was $3.3 million. In addition, the Corporation paid legal fees of $8 thousand to the law firm of which Mr. Hollin is a shareholder in 2020.
CODE OF ETHICS
The Corporation has adopted an Ethics/Conflicts of Interest Policy for its directors, officers, employees, contractors, consultants, agents and any other persons who represent Meridian Corporation in the course of business. It is intended to promote honest and ethical conduct, full, fair and accurate reporting and compliance with laws, among other matters. A copy of the Ethics/Conflicts of Interest Policy is available on our website at www.meridianbanker.com.

PROPOSAL 2
APROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE CORPORATION
The Board of Directors of Meridian Corporation has approved an amendment to the Corporation’s Articles of Incorporation (the “Articles”) to increase the number of common shares that the Corporation shall have authority to issue from 10,000,000 to 25,000,000.
As of the Record Date, there were 6,167,695 shares of Common Stock outstanding, 320,000 shares held in treasury, and an additional 780,531 shares reserved for issuance under the Corporation’s stock benefit plans. Currently, the Corporation’s articles of incorporation permit the issuance of up to 10,000,000 shares of Common Stock leaving only 2,731,774 shares available for issuance.
The proposed amendment would give the Corporation greater flexibility in its financial affairs by making additional shares of Common Stock available for issuance in such transactions as the Board considers appropriate, including public or private offerings, stock splits or dividends or in connection with mergers and acquisitions or otherwise. The Corporation’s shareholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, the rules and policies of The Nasdaq Stock Market and the judgment of the Board regarding the submission of such transaction to a vote of the Corporation’s shareholders. Because shareholders do not have preemptive rights under the articles of incorporation, the interests of existing shareholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any such issuance.
The Board of Directors has no specific present plans, arrangements, or undertakings for the issuance of the additional shares of Common Stock, with the exception of shares of Common Stock reserved for future issuances under the Corporation’s employee benefit plans.
If the amendment is adopted, the first sentence of Article III of the Articles of Incorporation would be amended to read as follows:
“Section III. The total number of shares of all stock which the Corporation shall have authority to issue is (1) 25,000,000 shares of Common stock (“Common”), with a par value of one dollar ($1.00) per share; and (2) 5,000,000 of preferred stock with no stated par value.”
All other provisions of the Corporation’s Articles of Incorporation will remain unaffected and in full force and effect. No change is being proposed with respect to the preferred shares.
Adoption of the proposed amendment requires the affirmative vote of a majority of the votes cast at the Annual Meeting. As soon as practicable after such affirmative vote has been taken, the amendment will be filed with the Corporations Bureau of the Department of State of the Commonwealth of Pennsylvania and will thereupon become effective.
Vote Required
Unless authority to vote for the amendment to the Corporation’s Articles of Incorporation is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR proposal Two.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

PROPOSAL 3
PROPOSAL TO RATIFY THE APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021
A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors of Crowe LLP as the Corporation’s independent registered public accounting firm for the 2021 fiscal year. Crowe LLP served as the Corporation’s independent registered public accounting firm in 2020. KPMG LLP served as the Corporation’s independent registered public accounting firm in 2019.
The Corporation’s Audit Committee has adopted a policy requiring that, before the Corporation’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Corporation’s Audit Committee.
On November 12, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors of Meridian Corporation (“Meridian”) initiated a competitive bid process to solicit requests for proposals from independent registered public accounting firms, including KPMG, LLP (“KPMG”), to serve as Meridian’s independent registered public accounting firm for the year ended December 31, 2020 beginning with the quarterly review procedures for the period ended March 31, 2020. After the bidding process was completed, on January 28, 2020, KPMG, which served as Meridian’s independent registered public accounting firm, notified Meridian that KPMG declined to stand for reelection upon the completion of their audit of Meridian’s consolidated financial statements as of and for the year ended December 31, 2019 and the issuance of their report thereon. As a result of that process, on January 30, 2020, the Audit Committee appointed Crowe LLP (“Crowe”) as Meridian’s independent registered public accounting firm for the year ended December 31, 2020.
In the event the selection of Crowe LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation’s independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.
Representatives of Crowe LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the meeting.
The following table sets forth Crowe LLP and KPMG LLP’s engagement fees for the fiscal years ended December 31, 2020 and 2019, respectively:
	2020	2019
Audit fees(1)—Crowe LLP	$303,842	$—
Audit fees(1)—KPMG LLP	111,424	532,247
Audit-Related fees—Crowe LLP	25,000	—
Audit-Related fees—KPMG LLP(1)	10,000	35,000
Total audit and audit-related fees	450,266	570,247
Tax fees—KPMG(2)	47,750	44,500
All other fees	1,780	1,780
Total fees	$499,796	$616,527

(1)
Includes professional services rendered for the audit of the Corporation’s annual consolidated financial statements, comfort letters, consents (KPMG consents in 2020 & 2019), quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits and statutory and regulatory audits, including out-of-pocket expenses.

(2)
Includes fees billed for the preparation of state and federal tax returns and assistance with calculating estimated tax payments.

Vote Required
Unless authority to vote for the ratification of the appointment of the Corporation’s independent registered public accounting firm is withheld, it is intended that the shares represented by the enclosed Proxy will be voted “FOR” the ratification of the appointment of the independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE, LLP
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% holders are required to furnish the Corporation with copies of all Section 16(a) forms they file. To the Board of Directors’ knowledge, based solely on review of the copies of such reports furnished to the Corporation during the fiscal year ended December 31, 2020, no director, officer or beneficial owner of more than 10% of the Corporation’s common stock failed to file on a timely basis any report required by Section 16(a) of the Exchange Act.
OTHER MATTERS
At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the 2021 Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. If there are not sufficient votes for approval of any of the matters to be acted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.
Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.
MISCELLANEOUS
A copy of our 2020 audited consolidated financial statements is included in our Form 10-K and which has been filed with the SEC. These audited consolidated financial statements are not incorporated into this proxy statement and are not considered proxy solicitation material.
Some banks, brokers and other nominee record holders may be participating in the practice of “house-holding” proxy statements and annual reports. This means that only one copy of the Corporation’s proxy statement may have been sent to multiple shareholders in your household. The Corporation will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Corporate Secretary, 9 Old Lincoln Highway, Malvern, Pennsylvania 19355, telephone (484) 568-5000. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ADDITIONAL INFORMATION
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020, containing, among other things, financial statements examined by our independent registered public accounting firm, is made available to our shareholders concurrent with this Proxy Statement.Upon written request of any shareholder, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from our Corporate Secretary, 9 Old Lincoln Highway, Malvern, PA 19355. The annual report on Form 10-K for the fiscal year ended December 31, 2020 and this Proxy Statement, can also be obtained at our investor relations page at www.investor.meridianbanker.com, at the hosting site www.envisionreports.com/MRBK, from the SEC at its website, www.sec.gov, or by following the instructions on the Corporation’s Notice and Access card.

MeridianCorporation

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ENDORSEMENT_LINE______________ SACKPACK_____________

Your vote matters – here's how to vote!

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2021 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

01 - Robert M. Casciato 02 - Kenneth H. Slack

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

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MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000004ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 1:00 am, (Eastern Time), on June 17, 2021.OnlineGo to www.envisionreports.com/MRBK or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MRBK q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q1.To elect two (2) directors as “Class A” of the Board, to serve until 2024: 01 - Robert M. Casciato02 - Kenneth H. Slack Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees0102 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 2.To approve and adopt an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 10,000,000 shares to 25,000,000 shares. ForAgainst Abstain 3.To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2021. ForAgainst Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T1 U P X5 0 2 9 3 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2021 Annual Meeting Admission Ticket2021 Annual Meeting of Meridian Corporation Shareholders Thursday, June 17, 2021 at 10:00 AM Eastern TimeMeridian Bank - Corporate Office9 Old Lincoln Highway, Malvern, PA 19355Upon arrival, please present this admission ticket and photo identification at the registration desk.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/MRBKq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+Notice of 2021 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 17, 2021Joseph L. Cafarchio and Edward J. Carpoletti, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Meridian Corporation to be held on June 17, 2021 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Change of Address — Please print new address below.Comments — Please print your comments below. +